UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

MATINAS BIOPHARMA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2018, Matinas BioPharma Holdings, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with ThinkEquity, a Division of Fordham Financial Management, Inc., as placement agent (the “Placement Agent”), relating to the offering, issuance and sale of up to 8,000 shares (the “Preferred Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), with a stated value of $1,000 per share which are convertible into an aggregate of up to 16,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $0.50 per share of Common Stock (the “Conversion Shares”) and an additional up to 7,200,000 shares of Common Stock issuable upon payment of dividends under the Series B Preferred (the “Dividend Shares”). The offering is expected to close on June 21, 2018, subject to satisfaction of customary closing conditions.

In connection with the offering, on June 19, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate the preferences, rights and limitations of the Preferred Shares. Pursuant to the Certificate of Designations, the Company designated 8,000 shares of the Company’s previously undesignated preferred stock as Series B Preferred. The Certificate of Designations was effective on June 19, 2018 (the “COD Effective Date”). The following is a summary of the material terms of the Series B Convertible Preferred Stock. This summary is not complete, and is qualified in its entirety by reference to the form of Certificate of Designation, which is as Exhibit 3.1 to this current report on Form 8-K and is incorporated by reference herein.

General. Our board of directors has designated 8,000 shares of the up to 10,000,000 authorized shares of preferred stock, par value $0.0001 per share, (of which 1,600,000 shares have been designated as Series A Preferred Stock) as Series B Convertible Preferred Stock. Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Series B Preferred is a series of preferred stock. When issued, the shares of Series B Preferred will be validly issued, fully paid and non-assessable. Each share of Series B Preferred will have a stated value of $1,000 per share.

Rank. The Series B Preferred will rank

● junior to our Series A Preferred Stock and any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred;

● senior to all of our Common Stock;

● senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series B Preferred; and

● on a parity with any class or series of our capital stock hereafter created specifically ranking by its terms on a parity with the Series B Preferred;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Dividends. Subject to the Beneficial Ownership Limitation described below, holders of the Series B Preferred will be entitled to receive dividends payable as follows: (i) a number of shares of Common Stock equal to 10% of the shares of Common Stock underlying the Series B Preferred then held by such holder on the 12 month anniversary of the COD Effective Date, (ii) a number of shares of Common Stock equal to 15% of the shares of Common Stock underlying the Series B Preferred then held by such holder on the 24-month anniversary of the COD Effective Date and (iii) a number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series B Preferred then held by such holder on the 36-month anniversary of the COD Effective Date. In the event a purchaser in this offering no longer holds Series B Preferred as of the 12-month anniversary, the 24-month anniversary or the 36 month anniversary, such purchaser will not be entitled to receive any dividends on such anniversary date. In the event a Fundamental Transaction (as defined below) is consummated prior to the automatic conversion of the Series B Preferred, the dividends will be accelerated and paid (to the extent not previously paid). In addition, holders of Series B Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such Holder exceeding the Beneficial Ownership Limitation, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the Beneficial Ownership Limitation shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the Beneficial Ownership Limitation.

Optional Conversion. Subject to the Beneficial Ownership Limitation described below, each share of Series B Preferred will be convertible into shares of our Common Stock at any time at the option of the holder at a conversion price $0.50 per share (subject to adjustment for reverse splits, stock combinations and similar changes as provided in the Certificate of Designation). Dividends will not accrue and will not be paid following optional conversion.

Automatic Conversion. Subject to the Beneficial Ownership Limitation described below, each share of our Series B Preferred shall automatically convert into 2,000 shares of our Common Stock at a conversion price of $0.50 per share upon the earlier of (i) the first FDA approval of one of our product candidates, (ii) the 36-month anniversary of the COD Effective Date or (iii) the consent to conversion by holders of at least 50.1% of the outstanding shares of Series B Preferred. In the event the Series B Preferred automatically converts into Common Stock prior to the 36 month anniversary of the COD Effective Date, the holder on the date of such conversion shall also be entitled to receive those dividends which would have been payable after the conversion date, as if the shares of Series B Preferred had remained unconverted and outstanding through the 36 month anniversary of the COD Effective Date. Such dividend amount shall be payable as set forth above in shares of Common Stock upon such automatic conversion.

Beneficial Ownership Limitation. We may not effect any optional conversion or any automatic conversion of the Series B Preferred, or issue shares of Common Stock as dividends and a holder does not have the right to convert any portion of the Series B Preferred to the extent that, after giving effect to such conversion such holder would beneficially own in excess of the Beneficial Ownership Limitation, or such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred held by the applicable holder. A holder may, prior to issuance of the Series B Preferred or, with 61 days prior notice to us, elect to increase or decrease the Beneficial Ownership Limitation; provided, however, that in no event may the Beneficial Ownership Limitation exceed 9.99%.

Liquidation Preference. In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed first to the holders of our Series A Preferred Stock and thereafter to the holders of Series B Preferred and then to holders of Common Stock (including the holders of our Series A Preferred Stock and Series B Preferred on an “as converted” basis) on a pro rata basis.

Voting Rights. Except as provided in the Certificate of Designation of the Series B Preferred or as otherwise required by law, the holders of Series B Preferred will have no voting rights. However, we may not, without the consent of holders of a majority of the outstanding shares of Series B Preferred, alter or change adversely the powers, preferences or rights given to the Series B Preferred, increase the number of authorized shares of Series B Preferred, or enter into any agreement with respect to the foregoing.

Redemption. We will be not obligated to redeem or repurchase any shares of Series B Preferred. Shares of Series B Preferred will not otherwise be entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Failure to Deliver Conversion Shares. If we fail to timely deliver shares of Common Stock upon conversion of the Series B Preferred, or the Conversion Shares within the time period specified in the Certificate of Designations (within two trading days after delivery of the notice of conversion, or any shorter standard settlement period in effect with respect to the trading market for our Common Stock on the date notice is delivered), then we are obligated to pay to the holder, as liquidated damages, for each $1,000 of stated value of the Series B Preferred being converted, an amount equal to $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such damages begin to accrue).

Compensation for Buy-In on Failure to Timely Deliver Shares. If we fail to timely deliver the Conversion Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Conversion Shares which the holder anticipated receiving upon such conversion or exercise (a “Buy-In”), then we are obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that we were required to deliver times (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) (1) in the case of conversion at the option of the holder, either reinstate the portion of the Series B Preferred and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our conversion and delivery obligations and (2) in the case of an automatic conversion, deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our delivery obligations.

Subsequent Rights Offerings; Pro Rata Distributions. If we grant, issue or sell any Common Stock equivalents pro rata to the record holders of any class of shares of Common Stock, or the Purchase Rights, then a holder of Series B Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of the Series B Preferred (without regard to any limitations on conversion). If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, then a holder of Series B Preferred is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred (without regard to any limitations on conversion).

Fundamental Transaction. If, at any time while the Series B Preferred is outstanding, (i) we effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale of all or substantially all of our assets in one transaction or a series of related transactions, or (iii) we effect any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series B Preferred, the holders of the Series B Preferred shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Series B Preferred will be given the same choice as to the Alternate Consideration it receives upon automatic conversion of the Series B Preferred following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the holders of the Series B Preferred new preferred stock consistent with the foregoing provisions and evidencing the holders’ right to convert such preferred stock into Alternate Consideration.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-217106) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), a preliminary prospectus supplement dated June 18, 2018 and accompanying base prospectus and a prospectus supplement and accompanying prospectus to be filed with the SEC.

Pursuant to the Placement Agency Agreement, the Placement Agent will receive the following compensation: (i) a total cash fee equal to 7.0% of the public offering price for the Series B Preferred, (ii) a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in this offering, and (iii) reimbursements for legal fees and expense in the amount of up to $75,000. In addition, we will issue to the Placement Agent warrants to purchase 240,000 shares of Common Stock, which will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the date of this prospectus, at a price per share equal to $0.75 (the “Placement Agent Warrants”). The Placement Agent Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights), a cashless exercise option, customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110, and further, the number of shares underlying the placement agent warrants shall be reduced if necessary to comply with FINRA rules or regulations.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Placement Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The foregoing descriptions of the Placement Agent Warrants and the Series B Preferred are summaries and are qualified in their entirety by reference to the copies of the form of Placement Agent Warrant and the form of Certificate of Designation of Series B Preferred, which are filed as Exhibits 4.1 and 3.1, respectively, and are incorporated by reference herein. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 to this report.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in “Item 1.01 — Entry Into a Material Definitive Agreement” related to the Placement Agent Warrants is incorporated herein by reference. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in “Item 1.01 — Entry Into a Material Definitive Agreement” related to the designation of the Series B Preferred Stock is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in “Item 1.01 — Entry Into a Material Definitive Agreement” related to the filing of the Certificate of Designations and designation of the Series B Preferred is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On June 19, 2018, the Company issued a press release announcing that it had priced the offering. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of proceeds expected from the offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual filing on Form 10-K filed with the SEC on March 16, 2018, the preliminary prospectus supplement dated June 18, 2018 and the accompanying base prospectus, and the final prospectus supplement and the accompanying base prospectus to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	3.1	Certificate of Designation of Series B Preferred Stock
	4.1	Form of Placement Agent Warrant
	5.1	Opinion of Lowenstein Sandler LLP
	10.1	Placement Agency Agreement, dated as of June 19, 2018, the Matinas BioPharma Holdings, Inc. and ThinkEquity, a Division of Fordham Financial Management, Inc., as placement agent.
	12.1	Computation of Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings
	23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1)
	99.1	Press Release, dated June 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: June 19, 2018	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer